                                                                    Exhibit 10.7








                               AGREEMENT OF LEASE

                                    BETWEEN

                               AGOSTINELLI FAMILY
                           PARTNERSHIP, LP (LANDLORD)

                                      AND

                         RED BELL BREWING CO. (TENANT)

                               AGREEMENT OF LEASE
                               TABLE OF CONTENTS


Paragraph                                                        Page
---------                                                        ----
1.   Reference Data ............................................  -1-
2.   Demise ....................................................  -2-
3.   Possession: Pre-Commencement Period; Term; Renewals .......  -2-
4.   Holding Over ..............................................  -3-
5.   Rent ......................................................  -3-
6.   Additional Rent ...........................................  -4-
7.   Completion of Improvements ................................  -8-
8.   Alterations ...............................................  -8-
9.   Permitted Uses ............................................  -8-
10.  Environmental .............................................  -8-
11.  Building Operation and Services ...........................  -9-
12.  Interruption of Services ..................................  -9-
13.  Repairs ................................................... -10-
14.  Quiet Enjoyment ........................................... -10-
15.  Landlord's Right of Entry ................................. -11-
16.  Surrender of Premises ..................................... -11-
17.  Rules and Regulations ..................................... -11-
18.  Curing Tenant's Defaults .................................. -11-
19.  Eminent Domain ............................................ -12-
20.  Casualty .................................................. -13-
21.  Indemnification; Insurance; Waiver of Subrogation ......... -13-
22.  Mortgagee and Other Agreements ............................ -18-
23.  Subordination and Attornment .............................. -18-

24.  Assignment and Subletting ...................................... -19-
25.  Default ........................................................ -19-
26.  Landlord's Remedies ............................................ -20-
27.  Successors and Assigns ......................................... -22-
28.  Waivers ........................................................ -23-
29.  Force Majeure .................................................. -23-
30.  Waiver of Trial by Jury ........................................ -23-
31.  Severability ................................................... -23-
32.  Notices ........................................................ -23-
33.  No Recordation ................................................. -23-
34.  Amendment and Modifications .................................... -23-
35.  Headings and Terms ............................................. -24-
36.  Governing Law .................................................. -24-
37.  Security Deposit ............................................... -24-
38.  Claims by Brokers .............................................. -24-
39.  Submission of Lease To Tenant .................................. -24-
40.  Contingencies .................................................. -25-

                                       -ii-

                               AGREEMENT OF LEASE
                               ------------------

     AGREEMENT OF LEASE ("Lease") made this    day of November, 1998, by and
between AGOSTINELLI FAMILY PARTNERSHIP, LP, a Pennsylvania limited partnership, 414 E. College Avenue, State College, Pennsylvania 16801 ("Landlord"), party of the first part, and RED BREWING CO., a Pennsylvania corporation, with its principal place of business at 3100 Jefferson street, Philadelphia, Pennsylvania 19121 ("Tenant"), party of the second part.

     WITNESSETH THAT, for and in consideration of the rents, covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1. REFERENCE DATA. As used in this Lease, the following terms shall be defined as indicated and refer to the data set forth in this Paragraph 1.

TENANT'S ADDRESS:                       116 South Allen Street
                                        State College, PA 16801

PREMISES: That portion, containing 6,909 usable square feet, of the first floor of the building situate at 116 South Allen Street, State College, PA 16801 ("Building", as outlined on the floor plan attached hereto and made a part hereof as Exhibit "A" (the "Premises"). The Premises are known as 116 South Allen Street, State College, PA.

TENANT'S AREA:                          6,909 usable square feet

TENANT'S PROPORTIONATE SHARE:           37.27%, based on total floor
                                             area of the Building of
18,537                                       square feet

TERM:     Five (5) years, unless sooner terminated, as herein provided.

RENEWAL TERMS: Four (4) additional five (5) year periods, unless sooner terminated, as herein provided.

BASE RENT:

INITIAL TERM:  $110,544.00/year, $9212.00/month ($16.00/sq. ft)

FIRST RENEWAL TERM:      $110,544.00/year, $9,212.00/month
                         ($16.00/sq. ft.)

SECOND RENEWAL TERM:     $117,453.00/year, $9,787.75/month
                         ($17.00/sq. ft.)

THIRD RENEWAL TERM:      $126,089.25/year, $10,507.43/month
                         ($18.25/sq. ft.)

FOURTH RENEWAL TERM:     $139,907.25/year, $11,658.93/month
                         ($20.25/sq. ft.)

ADDITIONAL RENT:    Sums not included in Base Rent which Tenant is obligated to pay to Landlord from time to time pursuant to the terms of this Lease and including Tenant's Operating Expense as specified in Paragraph 6.

SECURITY DEPOSIT:   None

PERMITTED USE: Tenant shall use and occupy the Premises only for the operation of a brew pub, including a full-service restaurant with on-premises consumption and take-out, and the on-premises brewing and processing of beer and other malt beverages. During the term of this Lease, or any renewal thereof, the Premises shall not be used other than for the forgoing purpose.

     2. DEMISE. Landlord hereby demises and lets to Tenant and Tenant takes and hires from Landlord the Premises, TOGETHER WITH the appurtenances belonging thereto and connected therewith as part of the Building.

     3. POSSESSION; PRE-COMMENCEMENT PERIOD; TERM; RENEWALS.

        a. POSSESSION. Landlord shall deliver possession of the Premises to Tenant on a date (the "Possession Date") that this Lease shall have been executed by both Landlord and Tenant.

        b. PRE-COMMENCEMENT PERIOD. As used herein, the "Pre-Commencement Period" shall mean the period beginning on the Possession Date and ending on May 31, 1999. From the beginning of the Pre-Commencement period through December 31, 1998, Tenant shall have no obligation to pay any Base Rent or Additional Rent.

From January 1, 1999 through the end of the Pre-Commencement Period, Tenant shall pay to Landlord on the first day of each calendar month a monthly charge of $1,200, which charge shall be in lieu of all Base Rent and Additional Rent. All terms and conditions of this Lease, other than the obligation to pay Base Rent and Additional Rent, shall become effective as of the Possession Date, including without limitation Tenant's obligation to pay for all utilities consumed by it on the Premises and to carry insurance as provided elsewhere in this Lease.

          c. Term. The Term shall commence on the earlier of June 1, 1999 or the date Tenant opens for business at the Premises ("Commencement Date"). Unless sooner terminated in accordance with the terms hereof, or extended pursuant to Paragraph 3d below, the Term of this Lease shall end without the necessity for notice from either party to the other at 12:01 a.m. local time on the last day of the sixtieth (60th) full calendar month following the Commencement Date ("Expiration Date"). When the Commencement Date and the Expiration Date have been determined, Landlord and Tenant shall execute a memorandum confirming such dates.

          d. Renewal Options. Tenant shall have four (4) successive options to renew this Lease, each for an additional consecutive term of five (5) years (each, a "Renewal Term"), provided that Tenant shall not then be in default hereunder and further provided that Tenant shall exercise such option in writing not later than ninety (90) days prior to the expiration of the then current term, upon the same terms and conditions of this Lease. Tenant shall have no right to renew this Lease except for the Renewal Terms set forth above.

     4. Holding Over. This Lease shall expire absolutely and without notice on the Expiration Date or at the end of any Renewal Term as provided in Paragraph 3d., provided that if Tenant retains possession of the Premises or any part thereof after the termination of this Lease by expiration of the Term or any Renewal Term or otherwise, a month-to-month tenancy shall be deemed to exist on the same terms and conditions, including Base Rent, as were in effect for the Term or Renewal Term just ended. If such holding over continues for more than one (1) full calendar month after Landlord delivers written notice to Tenant of termination of such month-to-month tenancy, Tenant shall pay Landlord, as partial compensation for such unlawful retention, for each such additional month Tenant remains in the Premises, double the amount of Base Rent otherwise due during the last full month of the most recent term and shall continue to pay Additional Rent as otherwise specified in this Lease. Such payments for unlawful retention shall not limit any rights or remedies of Landlord resulting by reason of the wrongful holding over by Tenant or create any right in Tenant to continue in possession of the Premises.

     5. Rent. Rent is payable by Tenant beginning on the Commencement Date in monthly installments of one-twelfth (1/12th) of the annual Base Rent without prior written notice or demand, and without any set-off or deduction whatsoever, in advance, on the first day of each month at Landlord's address: 414 E. College Avenue, State College, Pennsylvania 16801 or at such other place as Landlord may direct, except that the Base Rent for the first full month of the Term will be paid on the date of the execution of this Lease.

         In the event the Term commences on a day other than the first day of a calendar month, Tenant shall pay to landlord, on or before the Commencement Date of the Term, a pro rata portion of the monthly installment of Base Rent, such pro rata portion to be based on the number of days remaining in such partial month after the Commencement Date of the Term.

         Tenant hereby covenants and agrees to pay the annual Base Rent, Additional Rent and other sums payable to Landlord hereunder when due, without deduction or set-off or prior demand therefor, except as otherwise expressly provided for in this Lease. In order to compensate Landlord for the additional expense Landlord may incur in the event Tenant is delinquent in the payment of rent or other sums due hereunder, Tenant agrees to pay Landlord a late charge equal to five (5%) percent of any installment of Base Rent, Additional Rent or any other payment due hereunder not paid within ten (10) days after such installment or payment is due. In addition, Tenant shall pay Landlord a service charge equal to five (5%) percent of the amount of any check given by Tenant to Landlord which Tenant's bank refuses to honor upon initial presentation.

     Further, Tenant shall pay interest to Landlord at the Overdue Interest Rate
(i) on all overdue installments of Base Rent and other sums due on a regular basis from the tenth (10th) day after the due date thereof to the date of payment and (ii) on all payments or other sums not payable to Landlord hereunder on a regular basis, from the tenth (10th) day after the date of written demand for payment until the date of payment. Upon default by Tenant in the payment of Additional Rent or other sums payable hereunder, Landlord shall be entitled to all rights and remedies to which it would be entitled in default of the payment of Base Rent. As used herein, the term "Overdue Interest Rate" shall be three percent (3%) per annum over the interest rate quoted from time to time by Omega Bank, State College, Pennsylvania, as its "prime" rate of interest. In the event Omega Bank, State College, Pennsylvania, ceases to quote a "prime" rate of interest, then Landlord may select for purposes of computing the Overdue Interest Rate the rate quoted by any other commercial bank in State College, Pennsylvania, as its "prime" rate of interest.

     6.   ADDITIONAL RENT.

          a.   TENANT'S OPERATING EXPENSE.   Tenant shall pay to Landlord, as
Additional Rent, an amount equal to Tenant's Proportionate Share of Landlord's Operating Expense for each Operating Year during the term of this Lease or any renewal thereof (the amount of Tenant's Proportionate Share of such Operating Expense being hereinafter referred to as "Tenant's Operating Expense"). The Tenant's Operating Expense will be prorated for any partial Operating Year that occurs at the beginning or end of the Term or any Renewal Term.

          As used in this Paragraph 6 and Paragraph 1 where applicable, the following words and terms shall be defined as hereinafter set forth:

               i. "PROPERTY" shall mean the Building, the real property on which it is located and any other improvements thereon.

               ii. "OPERATING YEAR" shall mean each calendar year occurring during the Term and any Renewal Term.

               iii. "OPERATING EXPENSE STATEMENT" shall mean a statement in writing signed by Landlord, setting forth in detail (a) the Operating Expense for the preceding Operating Year, (b) the Tenant's Operating Expense for such Operating Year, or portion thereof, and accompanied by supporting documentation, including without limitation copies of paid invoices for all insurance premiums and Operating and Maintenance Items (hereinafter defined) included in Operating Expense and copies of all paid bills for Real Estate Taxes included in Operating Expense.

               iv. "OPERATING EXPENSE" shall mean the costs to Landlord, to the extent commercially reasonable, of operating and maintaining the Property during each calendar year of Landlord. Such costs shall consist only of the following:

                    (1) All commercially reasonable premiums and fees for fire and extended coverage insurance, insurance against loss of rentals for space in the Building and public liability insurance, all in amounts and coverages as may be required by Landlord or the holder of any mortgage on the Property; and

                    (2) All commercially reasonable costs actually incurred by Landlord in connection with operating and maintaining the Building and limited to the line items set forth in Exhibit "B" attached hereto and made part hereof ("Operating and Maintenance Items"). Operating and Maintenance Items shall exclude any costs which under generally accepted accounting principles are capital expenditures.

     b. TENANT'S TAX PAYMENT. Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of all real estate taxes on the Property and other taxes or charges that may be levied in lieu of such taxes, general and special public assessments other than for capital improvements, taxes on the rentals of the Building or the use, occupancy or renting of space therein other than income taxes or general business taxes such as business privilege taxes ("Real Estate Taxes"). Such obligation is herein called "Tenant's Tax Payment."

     c. PAYMENT. Additional Rent specified in Paragraph 6a. and 6b. shall be paid in the following manner: from the Commencement Date through the end of the first full Operating Year, and until Landlord notifies Tenant of an adjusted amount, Tenant shall pay, in advance, on the first day of each month, Tenant's Operating Expense and Tenant's Tax Payment in an amount estimated by Landlord in monthly installments equal to one-twelfth (1/12th) of Landlord's estimate of Tenant's Operating Expense and Tenant's Tax Payment. Within one hundred twenty (120) days following the end of the first full Operating Year and of each succeeding Operating Year, Landlord shall furnish Tenant an Operating Expense Statement setting forth (i) the Operating Expense and Real Estate Taxes for the preceding operating Year, (ii) the Tenant's Operating Expense and Tenant's Tax Payment for such Operating Year, and including the supporting documentation as aforesaid. Within fifteen (15) days following the receipt of such Operating Expense Statement ("Expense Adjustment Date") and on each succeeding Expense Adjustment Date, Tenant shall pay to Landlord (or Landlord shall credit to Tenant) any deficiency (or excess) between the installments paid on account of the preceding year's Tenant's Operating Expense and Tenant's Tax Payment and the actual Tenant's Operating Expense and Tenant's Tax Payment for such Operating Year. Monthly installment deposits effective until the next Expense Adjustment Date shall be adjusted to equal one-twelfth (1/12th) of the actual Tenant's Operating Expense and Tenant's Tax Payment for previous Operating Year.

     d. TENANT'S AUDIT RIGHTS. Tenant shall have the right to audit all amounts billed to it for Tenant's Operating Expense and Tenant's Tax Payment. Such right may be exercised as to any amounts so billed within six (6) months following Tenant's receipt of the bill. Tenant's right to audit shall include without limitation, the right to examine Landlord's books and records with all respect to items billed to Tenant. Further, Landlord agrees that the amount of any insurance premiums included in Operating Expense shall not be in excess of standard, commercially reasonable rates for the coverage purchased and shall not exceed the amount that would be charged for identical coverage by an insurer of comparable financial strength recommended by Tenant. Also, premiums included in Operating Expense for Landlord's property insurance coverage shall not include any amounts attributable to increased risk (such as excessive prior claims history or hazardous activities) caused by Landlord or by other occupants of the Building. If Tenant's audit shall disclose an overpayment by Tenant, Landlord shall pay or credit against Additional Rent, at Tenant's option, the amount of the overpayment plus interest thereon at the Overdue Interest Rate from the date of the overpayment. If the amount of the overpayment exceeds the proper payment amount by more than ten percent (10%), Landlord shall also reimburse Tenant for the reasonable cost of the audit, including without limitation professional fees.

     e. PERCENTAGE RENT.

          i. CALCULATION AND PAYMENT. In addition to Base Rent, Tenant's Operating Expense and Tenant's Tax Payment, Tenant shall also pay to Landlord an amount, herein called "Percentage Rent," equal to the amount by which six percent (6%) of Tenant's Net Sales, as hereinafter defined, for each calendar year during the Term and any Renewal Terms shall exceed the amount of Base Rent payable during such calendar year. For any partial calendar year occurring at the beginning or end of the Term or Renewal Term, Percentage Rent shall be computed based on Net Sales made and Base Rent payable during such partial calendar year. Percentage Rent shall be payable no later than thirty (30) days following the end of each calendar year for such calendar year.

          ii. STATEMENTS OF NET SALES. Not later than thirty (30) days following the end of each calendar quarter during the Term and any Renewal Term, Tenant shall submit to Landlord an accurate written statement, signed by an officer of Tenant, setting forth the full amount of Net Sales made during the preceding calendar quarter. The statement of Net Sales for the final calendar quarter of each year shall be accompanied by payment of Percentage rent for the preceding calendar year.

          iii. LANDLORD'S AUDIT RIGHTS. Landlord shall have the right to audit Tenant's books and records with respect to Net Sales to determine if the correct amount of Percentage Rent is being paid. Such right may be exercised as to any Percentage rent payable with six (6) months following the date such Percentage Rate is due. If Landlord's audit shall disclose an underpayment by Tenant of Percentage Rent, Tenant shall pay the amount of the underpayment plus interest thereon at the Overdue Interest Rate from the date the Percentage Rent was due. If the amount of the underpayment exceeds the proper payment amount by more than ten percent (10%), Tenant shall also reimburse Landlord for the reasonable cost of the audit, including without limitation professional fees.

          iv. "NET SALES" DEFINED. As used herein, "Net Sales" shall mean: (A) the amount of all sales of goods and merchandise sold and services performed by Tenant and/or any subtenant, licensee, or concessionaire in, at or from the Premises, whether for cash or credit, less (B) the amount of all taxes imposed by any duly constituted governmental authority upon or related to Tenant's business operations in the Premises, including but not limited to sales and other taxes upon the goods and merchandise sold and services performed by Tenant and/or any subtenant, licensee or concessionaire in, at or from the Premises.

     7. COMPLETION OF IMPROVEMENTS. Tenant may make any improvements necessary, at its expense, subject to prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and further subject to the conditions set forth in Paragraph 8 herein. All the aforesaid work shall be done in compliance with applicable laws and ordinances.

     8. ALTERATIONS. Tenant shall not, without on each occasion first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, make such any alterations, improvements or additions to the Premises. Such consent shall be conditioned, inter alia, upon:
(i) such alterations, improvements and additions do not impair the structural strength, operation or value of the Building, and (ii) Tenant shall, prior to the commencement of the work, deliver to Landlord waivers of liens, in form acceptable to Landlord, from all contractors, subcontractors and materialmen performing such work, and shall take all steps required or permitted by law to avoid the imposition of any mechanics' liens upon the Premises, the Building and the Property. All alterations, improvements and additions shall at all times be and remain the property of Tenant and may be removed by Tenant at the end of the Term in accordance with the terms and conditions of Paragraph 16 unless Tenant advises Landlord that any of same shall not be so removed.

     9. PERMITTED USES. Tenant covenants and agrees to use and occupy the Premises only in conformity with law and for the uses specified in Paragraph 1 hereof, and not to use or permit any use of the Premises which would cause any increase in premium for the fire and extended coverage insurance which Landlord may then have in effect with respect to the Building, unless however, Tenant agrees to pay to Landlord as additional rent any and all increases in premiums for insurance carried by Landlord on the Premises or the Building (or any portions thereof) so caused by Tenant. Further, subject to the terms, conditions, obligations and restrictions contained in this Lease, Tenant covenants and agrees to abide by and conform to the practice guidelines, if any, established by the Borough of State College and any applicable agency.

     10.  ENVIRONMENTAL.

               a. TENANT'S OBLIGATIONS. With respect to Tenant's business operations in the Premises, Tenant shall have the sole and exclusive obligation to, and Tenant shall, handle, use, store and dispose of all substances (including, without limitation, waste) whose handling use, storage and/or disposal is governmentally controlled or otherwise regulated (collectively "Regulated Food Substances/Waste") in accordance with federal, state and local statutes, laws, codes, ordinances, rules and regulations, and Tenant hereby assumes all liability therefor and shall protect, defend, indemnify and hold harmless Landlord from fines, liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, of any nature whatsoever in connection with the handling, use, storage, and disposal of Regulated Food Substances/Waste generated by Tenant's business operations in the Premises.

               b. LANDLORD'S OBLIGATIONS. Landlord represents and warrants to Tenant that neither the Premises nor the Building nor the Property is affected by the release thereon or therein of any petroleum products, toxic substance or "hazardous substance," "pollutant" or "contaminant," as defined in any local, state or federal laws concerning environmental contamination, to such extent as would require remediation under such laws. Except as may be caused by Tenant or its agents, employees or contractors, Landlord hereby assumes all liability for remediation of any such released substances or contamination.

     11. BUILDING OPERATION AND SERVICES. Heating, ventilating, and air conditioning for the Premises shall be supplied by a roof-top unit that is dedicated solely to the Premises. Tenant shall be permitted, in accordance with Paragraphs 7 and 8 of this Lease, to install at Tenant's expense additional air conditioning and heating equipment as Tenant may need. Landlord shall, at its expense, cause all utilities serving the Premises to be separately metered for the Premises. Tenant shall be responsible to the utility providers for the payment of all costs attributed to service and usage and shall be billed directly by the utility providers.

          The Tenant shall be responsible for janitorial services and snow removal for all sidewalks adjacent to the Premises.

     12. INTERRUPTION OF SERVICES. Landlord shall not be liable for any damage to any property at any time in said Premises or the Building from water, rain, steam, gas, or snow, which may leak into, issue, or flow from any part of said Building, or from the tanks, pipes, or plumbing works of the same, or from any other place or quarter.

               Landlord shall not be liable by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, additions, improvements or the furnishing of the Building operation and services in or to the Premises or the Building or to any appurtenances or equipment therein. There shall be no abatement of rent because of such repairs, alterations, additions, improvements including Building operation and services, except however, that Base Rent and Additional Rent shall be abated for all periods in excess of forty-eight (48) continuous hours that Tenant is unable to operate its business in the Premises by reason of such activities.

     13.  REPAIRS.

          a. BY TENANT. Except as hereinafter provided, Tenant shall make all repairs necessary to maintain the plumbing, heating, air conditioning and electrical systems, windows, floors and all other items which constitute a part of the Premises, including repairs of Tenant's trade fixtures and property and installations which Tenant is obligated to make or which were performed by Landlord at Tenant's request. Tenant shall repair any damage to the Premises and the Building caused by the moving in or out of the Building by Tenant or its employees, agents, invitees, licensees, subtenants, or contractors or by the installation or removal of furniture, fixtures or other property. In the event Tenant fails, after a reasonable period of time, to repair conditions described herein, Landlord may make the necessary repairs. The cost and expense of all and any repairs to be made by Landlord as described herein shall be collectible as Additional Rent paid by Tenant within fifteen (15) days after rendition of a bill therefor. Tenant shall use its best efforts to maintain the Premises and the fixtures and appurtenances therein in good repair at all times. Tenant shall give to Landlord prompt written notice of any accidents to, or defects in, plumbing, electrical, heating and air conditioning systems and apparatus located in the Premises.

          b. BY LANDLORD. Landlord shall maintain the exterior of the Building, its roof, foundations, structural walls and members, its plumbing and electrical systems (up to the point of entry into the Premises) and the sidewalks adjacent to the Building in good order and repair and shall be solely responsible for performing any maintenance, repairs or replacements thereof as may reasonably be necessary. Tenant shall give Landlord written notice of any condition which Tenant reasonably believes necessitates and such maintenance, repair or replacement by Landlord, and if Landlord's failure to correct such condition interferes with or impairs, in Tenant's reasonable estimation, the operation of Tenant's business in the Premises, Tenant shall have the right, ten (10) days following the date of Tenant's notice to Landlord, to correct the condition and to be reimbursed by Landlord for the reasonable cost thereby incurred. Such reimbursement may, if not paid in cash, be made by means of a credit against Base Rent.

     14. QUIET ENJOYMENT. Tenant, upon paying the Base Rent, all Additional Rent and all other sums and charges herein provided for and, upon observing, keeping and performing all covenants, agreements and conditions of this Lease on Tenant's part to be observed, kept and performed, shall quietly have and enjoy the Premises throughout the Lease Term without hindrance or molestation by Landlord or by anyone claiming by, through or under Landlord, subject however, to the exceptions, reservations and conditions of this Lease. Landlord represents and warrants to Tenant that Landlord holds fee simple title to the Property and has the power and authority to enter into and perform its obligations under this Lease.

     15. LANDLORD'S RIGHT OF ENTRY. Landlord, upon reasonable notice to Tenant, shall have the right to enter the Premises: to perform Landlord's covenants as set forth in this Lease; for purposes of inspection and to insure Tenant's compliance with the provisions of this Lease; to make any repairs, replacements or alterations to the Building or do any work which Landlord may deem necessary; and also, during the final three (3) months of the final term of this Lease, to show the Premises to prospective tenants or purchasers.

     16. SURRENDER OF PREMISES. Any alternations, improvements or additions to the Premises made by or at the request of Tenant may at the expiration or earlier termination of this Lease, at Tenant's option, be removed by Tenant. Any such property not so removed by Tenant shall become the property of Landlord unless Landlord shall, within ten (10) days following the expiration or termination of this Lease, give written notice to Tenant to remove such alterations, improvements and additions. Tenant shall repair any damage caused by its removal of such property and shall restore the Premises to substantially the same condition in which it existed prior to the time that any such alterations, improvements or additions were made. Should Tenant fail to remove any such alterations, improvements or additions or to repair such damage when required or requested by Landlord so to do, Landlord may do so, and the cost and expense thereof shall be paid by Tenant to Landlord as Additional Rent upon demand.

        Any personal property which shall remain in the Premises or any part thereof after the expiration or termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as Landlord's property or may be disposed of in such manner as Landlord may see fit, provided that notwithstanding the foregoing Tenant shall, upon request of Landlord made not later than ten (10) days after the expiration or termination of this Lease, promptly remove from the Building any such personal property at Tenant's sole cost and expense.

     17. RULES AND REGULATIONS. Tenant covenants and agrees that Tenant, its employees, agents, invitees, licensees and other visitors, shall observe faithfully, and comply strictly with the Rules and Regulations as Landlord or Landlord's agents may, after notice to Tenant, from time to time adopt. Such Rules and Regulations, if adopted, shall be reasonable, shall not impose any fees or charges on Tenant and shall be applied and enforced in a uniform and non-discriminatory manner.

     18. CURING TENANT'S DEFAULTS. If Tenant shall default in performing any of its obligations hereunder, Landlord may (but shall not be so obligated), in addition to Landlord's other rights and remedies and without waiver of such default, cure such default on behalf of Tenant, thereby entering and possessing the Premises if deemed necessary by Landlord. Tenant, upon demand of Landlord, shall reimburse Landlord for all costs (including reasonable counsel fees) incurred by Landlord with respect to such default, and, if Landlord so elects, Landlord's efforts to cure the same, which costs shall be deemed Additional Rent hereunder.

     19. EMINENT DOMAIN. In the event of exercise of the power of eminent domain whereby (i) such portion of the Property is taken that access to the Premises is permanently impaired thereby and reasonable alternate access is not provided by Landlord within a time period which is reasonable under the circumstances, or (ii) all or substantially all of the Premises or the Building is taken, or (iii) if less than substantially all of the Building is taken but Landlord, acting in good faith, determines that it economically unfeasible to continue to operate the uncondemned portion as a first-class commercial building, or (iv) if any portion of the Premises is taken, then in the case of
(i) or (ii), either party, and in the case of (iii), Landlord, and in the case of (iv), Tenant, shall have the right to terminate this

Lease as of the date when possession of that part which was taken is required to be delivered or surrendered to the condemning authority; and in such case all rent and other charges shall be adjusted to the date of termination. The foregoing right of termination shall be applicable to the taking of any estate or interest whatsoever which, as a matter of law, would deprive Landlord or Tenant of any right to possession (in common with others, as to common areas of the Building) for any period in excess of sixty (60) consecutive days from the date of taking whether or not the taking be in fee, for a term of years or of any other estate or interest, and a taking shall include the transfer of title or of any interest in the Property by deed or other instrument in settlement of or in lieu of transfer by operation of law incident to condemnation proceedings.

     Upon any taking by eminent domain or agreement in lieu thereof that affects the Premises, Tenant shall have the right to receive from the award or settlement proceeds, with respect to the affected portion of the Premises, the unamortized value of all leasehold and other improvements included in the taking plus the value, as determined by an appraiser reasonably acceptable to Landlord and Tenant, of Tenant's leasehold interest, including renewal options whether or not exercised, with respect to the portion of the Premises so taken. Tenant shall also have the right to assert a claim against the condemning authority for Tenant's relocation and moving expenses as may be permitted under applicable law.

     20. CASUALTY.

         a. RESTORATION OR TERMINATION. If the Premises are damaged by fire or other casualty, Tenant shall promptly notify Landlord and Landlord shall repair the damaged Premises (but not any of Tenant's movable personal property or trade fixtures therein) except that if, in Landlord's reasonable judgment, the damage would require more than one hundred twenty (120) days of work to repair, or if the insurance proceeds (excluding rent insurance) which Landlord anticipates receiving must be applied to repay any mortgages encumbering the Property or are otherwise inadequate to pay the cost of such repair, then Landlord shall have the right, to be exercised no more than sixty (60) days following the fire or casualty, to terminate this Lease by so notifying Tenant, which notice shall specify a termination date not less than thirty (30) days after its transmission. If Landlord is so required to repair, the work shall be commenced promptly and completed with due diligence, taking into account the time required for Landlord to procure said insurance proceeds, and construction delays due to shortages of labor or material or other causes beyond Landlord's reasonable control. Notwithstanding the foregoing, if following a fire or casualty affecting the Building, the Premises shall not for any reason, be restored and re-delivered to Tenant within one hundred eighty (180) days following the fire or casualty, or if the Premises shall be affected by a fire or casualty during the final two years of the Term or any Renewal Term, Tenant shall have the right to terminate this Lease by written notice to Landlord.

         b. RENT ABATEMENT. During such period (including the Re-Fixturing Period hereinafter defined) as Tenant shall be unable to conduct its business in all or part of the Premises, Tenant's obligation to pay Base Rent and Additional Rent under Paragraphs 5 and 6 shall abate in the proportion which the affected area of the Premises bears to the entire Premises. As used herein, the "Re-Fixturing Period" means the period beginning or the date Landlord re-delivers the Premises or the affected part thereof after completing Landlord's rebuilding or restoration work and ending on the earlier to occur of one-hundred fifty (150) days following such re-delivery or the date Tenant re-opens the Premises for business.

     21. INDEMNIFICATION; INSURANCE; WAIVER OF SUBROGATION.

         a. INDEMNIFICATION BY TENANT. Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by reason of (i) any accident or matter occurring on the Premises, causing injury to persons (including death) or damage to property (including, without limitation, the Premises), unless such accident or other matter resulted from the negligence or otherwise tortious act of Landlord or Landlord's agents, contractors or employees, (ii) the failure of Tenant to fully and faithfully perform the obligations and observe the conditions of this Lease, or (iii) the negligence or otherwise tortious act of Tenant or anyone in or about the Property on behalf of or at the invitation of Tenant.

          b. Indemnification by Landlord. Landlord covenants and agrees to exonerate, indemnify, defend, protect and save Tenant harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by reason of (i) any accident or matter occurring on the Property other than on the Premises, causing injury to persons (including death) or damage to property (including, without limitation, the Premises), unless such accident or other matter resulted from the negligence or otherwise tortious act of Tenant or Tenant's agents, contractors or employees, (ii) the failure of Landlord to fully and faithfully perform the obligations and observe the conditions of this Lease, or (iii) the negligence or otherwise tortious act of Landlord or anyone in or about the Property on behalf of or at the invitation of Landlord.

          c. Tenant's Insurance. During the Term of this Lease and any extension thereof, Tenant shall obtain and maintain and promptly pay all premiums for the following types of insurance in the amounts specified and in the form herein provided for:

               i. General Public Liability insurance covering the Premises and Tenant's use thereof against claims for bodily or personal injury or death, and property damage occurring upon, in or about the Premises, such insurance to afford protection to the limit of not less than $2,000,000.00 combined single limit in respect of injury or death to any number of persons arising out of any one occurrence. The insurance coverage required under this Paragraph shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Paragraph 21a. The general aggregate limits under the General Public Liability insurance policy or policies must apply separately to the Premises and to Tenant's use thereof. Accordingly, if Tenant obtains General Public Liability Insurance hereunder in the Commercial General Liability form of policies, or its equivalent as determined by Landlord, Tenant shall also obtain Insurance Services Office ("ISO") Endorsement CG-25-04-11-85, Amendment-Aggregate Limits of Insurance (Per Location), or its equivalent, as determined by Landlord (the "Endorsement"). The certificate of insurance evidencing the Commercial General Liability form of policies and the Endorsement shall specify on the face thereof that the limits of such policies apply separately to the Premises.

               ii. Insurance covering: (1) all of the items of leasehold improvements; and (2) trade fixtures, merchandise and personal property from time to time in, on or upon the Premises. All such insurance coverage shall be in amounts not less than one hundred percent (100%) of the full replacement cost from time to time during the Term of this Lease, and any renewal thereof, providing protection against perils included within the standard state form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. The policy required by subsection (1) above shall name Landlord as a loss payee as its interest may appear. All other policy proceeds from insurance coverage carried by Tenant pursuant to (2) above shall be made available for the repair, reconstruction and restoration or replacement of Tenant's property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Paragraph 20.

               iii. Workers' Compensation and Employer's Liability insurance affording statutory coverage and containing statutory limits with the Employer's Liability portion thereof to have minimum limits of $1,000,000.00.

          d. Policy Requirements - Tenant. All policies of Tenant's insurance provided for in this Paragraph 21 shall be issued in form acceptable to Landlord by insurance companies with a financial size of not less than A+ as rated in the most current available "Best's Insurance Reports," and qualified to do business in the Commonwealth of Pennsylvania. Tenant's policy of liability insurance shall name as additional insureds Landlord and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant. All insurance policies to be maintained by Tenant hereunder:

               i. shall (or a certificate thereof shall) be delivered to each of Landlord and any such other parties in interest within ten (10) days after delivery of possession of the Premises to Tenant and thereafter within thirty
(30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

               ii. shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

               iii. shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

          e. Blanket Coverage. Any of Tenant's insurance provided for in this Paragraph 21 may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that:

               i. Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured or loss payee thereunder as its interest may appear;

               ii. the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance;

               iii. any such policy or policies (except any covering the risks referred to in Paragraph 21.c.iii shall specify therein (or Tenant shall furnish Landlord with a written statement from the insurers under such policy specifying) the amount of the total insurance allocated to the Tenant's improvements and property more specifically detailed in Paragraph 21.c.ii; and

               iv. the requirements set forth in this Paragraph 21 are otherwise satisfied.

          f. Inspection of Policies. Tenant agrees to permit Landlord at all reasonable times to inspect the policies of insurance of Tenant with respect to the Premises for which policies or copies thereof are not delivered to Landlord.

          g. Landlord's Insurance. During the Term of this Lease and any renewal or extension thereof, Landlord shall obtain and maintain and promptly pay all premiums for the following types of insurance in the amounts specified in the form herein provided for:

               i. General Public Liability insurance covering the Property and Landlord's ownership and management thereof against claims for bodily or personal injury or death, and property damage occurring upon, in or about the Property, other than Premises, such insurance to afford protection to the limit of not less than $2,000,000.00 combined single limit in respect of injury or death to any number of persons arising out of any one occurrence. The insurance coverage required under this Paragraph shall, in addition, extend to any liability of Landlord arising out of the indemnities provided for in Paragraph 21b and shall name Tenant as an additional insured. The general aggregate limits under the General Public Liability insurance policy or policies must apply separately to the Property and to Landlord's ownership and management thereof. Accordingly, if

Landlord obtains General Public Liability Insurance hereunder in the Commercial General Liability form of policies, or its equivalent, Landlord shall also obtain the Endorsement. The certificate of insurance evidencing the Commercial General Liability form of policies and the Endorsement shall specify on the face thereof that the limits of such policies apply separately to the Premises.

               ii. Insurance covering the Building: in an amount not less than one hundred percent (100%) of the full replacement cost thereof from time to time during the Term of this Lease, and any renewal thereof, providing protection against perils included within the standard state form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. The policy required by this subparagraph ii shall name Tenant as a loss payee as its interest may appear.

          h. Policy Requirements - Landlord. All policies of Landlord's insurance provided for in this Paragraph 21 shall be issued by insurance companies with a financial size of not less than A+ as rated in the most current available "Best's Insurance Reports," and qualified to do business in the Commonwealth of Pennsylvania. The policies of insurance that Landlord is required to carry hereunder shall (or a certificate thereof shall) be delivered to Tenant within ten (10) days after delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Landlord in like manner and to like extent.

          i. Mutual Release and Waiver of Subrogation. Notwithstanding any other provisions of this Lease, Tenant and Landlord hereby release each other from any and all liability or responsibility to the other whatsoever, even if such loss shall be brought about by the fault or negligence of the other party, for all claims by Landlord or Tenant, as the case may be, or by anyone claiming by, through or under it or them, by way of subrogation or otherwise, for any loss or damage to property of the releasing party, whether or not such property is covered by insurance. All policies of property insurance required to be carried by Landlord and Tenant under this Lease shall be written to permit the insured thereunder to grant the foregoing release and to waive any right of the insurer to be subrogated to the rights of its insured with respect to any claim for property damage which the Landlord or Tenant, as the case may be, may have against the other. If any policy does not permit such release and waiver, and if the party to benefit from the waiver of subrogation requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is available. If an additional premium is charged for such waiver, the party benefiting therefrom agrees to pay the amount of such additional premium promptly upon being billed therefor if it still desires the benefit of such waiver. Upon request, Landlord and Tenant will submit to the other evidence that such party's property insurance policy complies with this subparagraph i.

     22. MORTGAGEE AND OTHER AGREEMENTS. In the event any person, firm, corporation or other entity who is a party to any instrument to which this Lease is subject or subordinate (including, without limitation, any mortgage now or hereafter placed upon the Property or on any interest created therein) or their successor(s), succeeds thereunder to the interest of Landlord hereunder in the Property, or acquires the right to possession of the Property (any such succession or acquisition being herein called a "Transfer"), such person, firm, corporation or other entity shall not be: (i) liable for any act or omission of the party named above as Landlord under this Lease; (ii) liable for the performance of Landlord's covenants hereunder which arise and accrue prior to the Transfer to such person, firm, corporation or other entity; (iii) subject to any offsets or defenses which Tenant may have against Landlord with respect to matters arising prior to the Transfer; (iv) bound by any rent which Tenant may have paid previously for more than one month; and (v) bound by any amendment or modification hereof relating to the reduction of rent, shortening of term, or affecting a cancellation or surrender thereof and made without the consent of such person, firm, corporation or other entity.

          Tenant shall from time to time, within five (5) days after Landlord's request, execute and deliver to Landlord a recordable written instrument certifying that this Lease is unmodified and in full effect (or if there have been modifications, that it is in effect as modified) and the dates to which rental charges have been prepaid by Tenant, if any, and whether or not Landlord is in default of any of its obligations hereunder. Tenant agrees that such statement may be relied upon by any mortgagee, purchaser or assignee of Landlord's interest in this Lease, or the Property.

     23. SUBORDINATION AND ATTORNMENT. This Lease is and shall be subject and subordinate at all times to any lease under which Landlord is in control of the Premises, and to all mortgages and other encumbrances now or hereafter placed upon the Premises or the Property, provided however the lessor under any such lease or the holder of any such mortgage or encumbrance shall enter into with Tenant a subordination, non-disturbance and attornment agreement reasonably satisfactory to Tenant. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, whereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates.

     24. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease, nor sublet all or any part of the Premises or permit the same to be occupied or used by anyone other than Tenant or its employees without Landlord's prior written consent, which consent shall not be reasonably withheld, conditioned or delayed so long as any proposed assignee has the ability, financial and otherwise, to perform Tenant's obligations under this Lease. If Tenant is a corporation, neither a merger involving Tenant nor any transfer of stock of Tenant shall be deemed to violate this prohibition on assignment or transfer, provided that the net worth of the surviving entity or of Tenant following the transfer of stock is no less than the new worth of Tenant immediately prior to such merger or stock transfer.

     25. DEFAULT. Any other provision in this Lease notwithstanding, it shall be an Event of Default under this Lease if: (i) Tenant fails to pay any installment of Base Rent, Additional Rent or other sum payable by Tenant hereunder when due and such failure continues for a period of ten (10) days after written notice by or on behalf of Landlord, provided, however, Landlord need not give any such notice, and Tenant shall not be entitled to any such period of grace, more than twice in any twelve (12) month period, (ii) Tenant vacates the Premises, or uses or occupies the Premises otherwise than permitted by Paragraphs 1 and 10 hereof, or assigns or sublets, or purports to assign or sublet, the Premises or any part thereof otherwise than in the manner and upon the conditions set forth in Paragraph 24 hereof, (iii) Tenant fails to observe or perform any other covenant or agreement of Tenant herein contained and such failure continues after notice by or on behalf of Landlord for more than fifteen
(15) days and such additional time, if any, as is reasonably necessary to cure such failure, (iv) without Landlord's prior written consent, Tenant removes or attempts to remove or manifests an intention to remove any or all of Tenant's property from the Premises otherwise than in the ordinary and usual course of business, (v) Tenant makes any assignment for the benefit of creditors; Tenant commits an act of bankruptcy or files a petition or commences any proceeding under any bankruptcy or insolvency code or law; a petition is filed or any proceeding is commenced against Tenant under any bankruptcy or insolvency code or law and such petition or proceeding is not dismissed within sixty (60) days; Tenant is adjudicated a bankrupt; Tenant by any act indicates its consent to, approval of or acquiescence in, or a court approves, a petition filed or proceeding commenced against Tenant under any bankruptcy or insolvency code or law; a receiver or other official is appointed for Tenant or for a substantial part of Tenant's assets or for Tenant's interests in this Lease; any attachment or execution against Tenant's interest in this Lease remains unstayed or undismissed for a period of more than sixty (60) days; Tenant's interest in this Lease is taken by legal process in any action against Tenant, or (vi) any of the foregoing occur as to any guarantor or surety of Tenant's performance under this Lease, or such guarantor or surety defaults on any provision under its guaranty or suretyship agreement.

     26.  Landlord's Remedies.

          a. If an Event of Default hereunder shall have happened and be continuing, Landlord may, at its option:

               i. declare to be due and payable as liquidated damages with respect to the balance of the then current term of this Lease an amount equal to: (1) the whole or any part of the Base Rent for the entire unexpired period of the then current Term or Renewal Term as if by the terms of this Lease the same were payable in advance, less (2) the fair market rental value of the Premises for such period, as determined by a certified appraiser familiar with property and rental values in State College, PA, plus (3) all legal fees and other expenses incurred by Landlord in connection with the enforcement of any of Landlord's rights and remedies hereunder, and/or

               ii. collect or bring action for such Base Rent and Additional Rent as being rent in arrears, or may enter judgment therefor in an action as herein elsewhere provided for in case of rent in arrears, or may file a Proof of Claim in any bankruptcy or insolvency proceeding for such Base Rent and Additional Rent, or institute any other proceedings, whether similar or dissimilar to the foregoing, to enforce payment therefor, and/or

               iii. terminate the Term, or the Renewal Term, as the case may be, by giving written notice thereof and, upon the giving of such notice, the Lease Term and the estate hereby granted shall expire and terminate with the same force and effect as though the date of such notice was the date hereinbefore fixed for the expiration of the Term or the Renewal Term, as the case may be, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided, and/or

               iv. exercise any other rights and remedies available to Landlord at law or in equity.

     b. If any Event of Default shall have happened and be continuing, Landlord may, whether or not the then current term has been terminated as herein provided, re-enter and repossess the Premises or any part thereof by summary proceedings, ejectment or otherwise and Landlord shall have the right to remove all persons and property therefrom.

     c. At any time or from time to time after the repossession of the Premises or any part thereof pursuant to Paragraph 26(b), whether or not the then current term shall have been terminated pursuant to Paragraph 26(a)(iii), Landlord shall use commercially reasonable efforts to relet all or any part of the Premises for the account of Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its commercially reasonable discretion, may determine.

     d. No expiration or termination of the Term, or the Renewal Term, as the case may be, pursuant to Paragraph 26(a)(iii), by operation of law or otherwise, and no repossession of the Premises or any part thereof pursuant to Paragraph 26(b), or otherwise, and no reletting of the Premises or any part thereof pursuant to Paragraph 26(c) shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

     e. In the event of any termination of this Lease or repossession of the Premises by reason of an occurrence of an Event of Default, and Landlord has not elected to receive liquidated damages pursuant to Paragraph 26(a)(i), Tenant shall pay to Landlord the Base Rent, Additional Rent and other sums required to be paid by Tenant to and including the date of such expiration, termination or repossession; and, thereafter, Tenant shall, until the end of what would have been the expiration of the Term in the absence of such expiration, termination or repossession, and whether or not the Premises or any part thereof shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages, the Base Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Paragraph 26(c), after deducting from such proceeds all Landlord's reasonable expenses in connection with such reletting.

     f. Tenant, in consideration of the execution of this Lease by Landlord and of the covenants and agreements on the part of Landlord herein contained, and fully comprehending the relinquishment of certain rights including rights of pre-judgment notice and hearing, hereby agrees that in an Event of Default under this Lease:
(i) Landlord may cause a Complaint to be filed under Pennsylvania Rules of Civil Procedure No. 2950 et. seq. or any other Rules then in effect, for the recovery from Tenant of all sums payable under this Paragraph 26 (including liquidated damages permissible under the provisions of this Lease), as well as for interest and costs; and Tenant hereby authorizes and empowers Landlord's attorney to file with the said Complaint a confession of judgment against Tenant and to sign the said confession as attorney for Tenant. Such judgment shall be confessed against Tenant for the amount of rent in arrears and/or all other sums payable under this Paragraph 26, as well as for interest and costs; together with an attorneys commission of five (5%) percent of the full amount of Landlord's claim against Tenant. Neither the right to file such Complaint nor the authority to confess judgment granted herein shall be exhausted by one or more exercises thereof, but successive complaints may be filed and successive judgments may be entered for the aforesaid sums when or after they become due; and (ii) Landlord may cause an action in ejectment to be filed against Tenant pursuant to Pennsylvania Rules of Civil Procedure No. 2970 et. seq. or any other Rules then in effect, and cause the entry of judgment by confession against Tenant in such action of ejectment for possession of the Premises hereunder. Further, in such action, Tenant hereby authorizes and empowers the Prothonotary or Landlord's attorney to sign the confession of judgment in ejectment as attorney for Tenant; and a writ or possession may issue forthwith. If for any reason whatsoever after said action shall have commenced the said action shall be terminated and the possession of the Premises hereunder shall remain in or be restored to Tenant, Landlord shall have the right upon any subsequent default or defaults or upon the termination of this Lease as above set forth, to file complaints to commence successive actions in ejectment and to enter successive judgments in ejectment for possession of the Premises hereunder.

     g. No termination of this Lease nor any taking or recovering possession of the Premises shall deprive Landlord of any remedies or actions against Tenant for rent or for damages for the breach of any covenant herein contained, nor shall the bringing of any such action for rent or breach of covenant nor the resort to any other remedy herein provided for the recovery of rent or damages of such breach be construed as a waiver of the right to insist upon the forfeiture and to obtain possession in the manner herein provided.

     27. SUCCESSORS AND ASSIGNS. The obligations of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Landlord and each successive owner of the Property shall be liable only for obligations accruing during the period of its ownership or interest and the liability of Landlord hereunder shall be limited to Landlord's estate or other title or interest in the Property. Except with respect to liability arising under Paragraph 10 of this Lease or arising out of fraud or willful intentional acts or omissions of Landlord, Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of Landlord in the Property of which the Premises form a part and no other assets for the satisfaction of any claim, remedy or cause of action accruing to Tenant.

     28. WAIVERS. No delay or forbearance by Landlord in exercising any right, or remedy hereunder or in undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter.

     29. FORCE MAJEURE. Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Landlord's control which shall include, without limitation, all labor disputes, inability to obtain any material or services, civil commotion or Acts of God.

     30. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other.

     31. SEVERABILITY. Each covenant and agreement in this Lease shall for all purposes be construed to be a separate and independent covenant or agreement. If any provision in this Lease or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provision other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provisions in this Lease shall be valid and enforceable to the fullest extent permitted by law.

     32. NOTICES. All notices or other communications required or permitted hereby shall be effective only if the same are in writing and are signed by the party giving the notice or by an agent or other person authorized in writing to so act on behalf of such party. Notices required under this Lease shall be given either by registered or certified mail, return receipt requested or by overnight courier service to the address specified above. All notices shall be deemed given unless otherwise specified.

herein, on the date when same are deposited in the mail or with the overnight courier service.

     33. NO RECORDATION. This Lease shall not be filed of record; however, upon request of Landlord, a Memorandum of the Lease in compliance with law shall be executed by Landlord and Tenant and recorded, with recordation costs paid by Landlord.

     34. AMENDMENT AND MODIFICATIONS. This Lease contains the entire agreement between the parties hereto, and shall not be amended, modified or supplemented unless by agreement in writing signed by both Landlord and Tenant.

     35. HEADINGS AND TERMS. The title and headings and table of contents of this Lease are for convenience of reference only and shall not in any way be utilized to construe or interpret the agreement of the parties as otherwise set forth herein. The term "Landlord" and term "Tenant" as used herein shall mean, where appropriate, all persons acting by or on behalf of the respective parties, except as to any required approvals, consents or amendments, modifications or supplements hereunder when such terms shall only mean the parties originally named on the first page of this Lease as Landlord and Tenant, respectively, and their agents so authorized in writing.

     36. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     37. SECURITY DEPOSIT. Upon the date hereof Tenant shall pay to Landlord a security deposit in the amount set forth in Paragraph 1 hereof which Landlord will hold in escrow as security for the faithful performance by Tenant of all its covenants and agreements under this Lease, but in no event shall Landlord be obliged to apply same to rents or other charges in arrears or damages for Tenant's default hereunder, but Landlord may so apply the security deposit at its option. Landlord's right to possession of the Premises for Tenant's default or any other reason shall not be affected by the fact that Landlord holds said security deposit. The security deposit, if not so applied by Landlord, shall be returned to Tenant within sixty (60) days after this Lease terminates, provided that Tenant shall have vacated the Premises and delivered the same to Landlord, as herein provided. In the event of any transfer of Landlord's interest in the Premises, Landlord shall be deemed to have transferred its interest in the security deposit to the transferee, who shall be deemed to have assumed all liability with respect to the security deposit, whereupon Landlord shall be released of all liability with respect to such security deposit, and Tenant shall look solely to such transferee for the return of the same.

     38. CLAIMS BY BROKERS. If a broker or other person or entity shall assert a claim for a brokerage commission or other compensation in connection with this lease transaction based on dealings it claims to have had with either Landlord or Tenant, the party with whom such broker or other person or entity claims to have dealt (Landlord or Tenant, as the case may be) shall indemnify and hold harmless the other party with respect to such claim.

     39. SUBMISSION OF LEASE TO TENANT. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any rights or impose any obligations upon either party until the execution thereof by Landlord and the delivery of an executed original copy thereof to Tenant.

     40. CONTINGENCIES. The continued effectiveness of this Lease shall be contingent upon the occurrence of all of the following events no later than January 1, 1999:

          a. ZONING. Tenant shall either: (i) be satisfied that the Property is located in a zoning district that permits Tenant to use the Premises for the purposes set forth in this Lease, or (ii) obtain any necessary zoning relief (such as a variance or special exception) that will permit Tenant so to use the Premises.

          b. LCB AND ATF PERMITS. Tenant shall have received any and all permits from the Pennsylvania Liquor Control Board and the United States Bureau of Alcohol, Tobacco and Firearms that will enable Tenant to operate its business in the Premises under this Lease.

          c. SNDA's. Tenant shall have entered into a subordination, non-disturbance and attornment agreement reasonably satisfactory to Tenant with every party who holds a mortgage, leasehold, ownership or other interest in the Property to which Landlord's interest therein is subject. Landlord warrants and represents that all such parties and their respective interests in the Property are set forth in Exhibit "C".

          d. TENANT'S CONSTRUCTION PLANS. Landlord shall have approved Tenant's final plans and specifications for the improvements to be constructed by Tenant in the Premises.

          e. BUILDING PERMITS AND APPROVALS. Tenant shall, after diligent effort, have obtained all necessary permits and approvals from state and local governmental authorities for the construction of Tenant's improvements in the Premises.

Landlord and tenant shall use diligent efforts to cause the foregoing contingencies to be satisfied. If as of January 1, 1999 any of the foregoing contingencies has not been satisfied, Tenant shall have the right, to be exercised no later than January 15, 1999, to terminate this Lease by written notice to Landlord.

     IN WITNESS WHEREOF, the parties hereto have caused this

Agreement of Lease to be executed the date first mentioned.


                                        LANDLORD:

Witness:                                AGOSTINELLI FAMILY PARTNERSHIP, LP

/s/ Rose M. Agostinelli                 By: /s/ Raymond F. Agostinelli, Sr.
-------------------------------            ----------------------------------
                                           Raymond F. Agostinelli, Sr.
                                           General Partner


                                        TENANT:

                                        RED BELL BREWING CO.

                                        By: /s/ James R. Bell, President
                                            ----------------------------------
                                            James R. Bell, President

                                        Attest: /s/
                                                ------------------------------
                                                               (CORPORATE SEAL)